Exhibit 107

Calculation of Filing Fee Tables

Form F-3
(Form Type)

Lilium N.V.
(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
Newly Registered Securities
Fees to be Paid	Equity	Class A ordinary share, nominal value €0.12 per share		(1)	(2)	(1)(2)
	Other	Warrants		(1)	(2)	(1)(2)
	Other	Rights		(1)	(2)	(1)(2)
	Unallocated (Universal Shelf)	Unallocated (Universal Shelf)	457(o)	(1)	(2)	$250,000,000(1)(2)	$110.20 per $1,000,000	$27,550.00
Total Offering Amounts						$250,000,000	$110.20 per $1,000,000	$27,550.00
Total Fees Previously Paid								—
Total Fee Offsets								$27,550.00
Net Fee Due								$0.00

(1)	The securities registered hereunder include such indeterminate number of (a) Class A ordinary shares, nominal value €0.12 per share (“Class A Shares”), (b) warrants to purchase Class A Shares and (c) rights to purchase Class A Shares, as may be sold from time to time by the Registrant. There are also being registered hereunder an indeterminate number of Class A Shares as shall be issuable upon conversion, exchange or exercise of any securities that provide for such issuance. Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of the Registrant’s securities that become issuable by reason of any share splits, share dividends or similar transactions.

(2)	Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(o) of the Securities Act. Subject to Rule 462(b) under the Securities Act, the aggregate maximum offering price of all securities issued by the Registrant pursuant to this Registration Statement will not exceed $250,000,000. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities.

Table 2 – Fee Offset Claims and Sources

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Data	Filing Date	Fee Offset Claimed	Security Type Associated with Fee	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims	Lilium N.V.	F-1	333-259889	September 29, 2021	N/A	$27,550.00	Equity	Class A Shares	(3)	$2,222,648,203.48
Fees Offset Sources	Lilium N.V.	F-1	333-259889		September 29, 2021						$264,738

(3)	The Registrant previously filed a registration statement on Form F-1 (File No. 333-259889), initially filed on September 29, 2021, amended on March 31, 2022 and initially declared effective on April 11, 2022 (the “Prior Registration Statement”), which registered (i) 52,143,054 Class A Shares for issuance by the Registrant in connection with the exercise or conversion of certain of its securities (the “Primary Shares”) for a proposed maximum aggregate offering price of $493,827,499 and (ii) and 201,805,118 Class A Shares for resale by applicable selling securityholder (the “Secondary Shares”) for a proposed maximum aggregate offering price of $1,938,872,941. The Prior Registration Statement was not fully used and 51,663,116 Primary Shares and 193,560,280 Secondary Shares were not sold, resulting in an unsold aggregate offering amount of $2,222,648,203.48. These unused amounts result, in the aggregate, in an available fee offset of $242,490.92, representing approximately 91.6% of the registration fees on the Prior Registration Statement. Pursuant to Rule 457(p) under the Securities Act, the Registrant is offsetting $27,550.00 of the fees associated with this Registration Statement from the filing fee previously paid by the registrant associated with the unsold securities. The Registrant has terminated any offerings that included the unsold securities under the Prior Registration Statement.